Dresser-Rand Announces Plan to Acquire Grupo Guascor S.L. ("GG")

Combining GG's Leading Engine Business With D-R's Global Franchise

HOUSTON, March 3, 2011 /PRNewswire/ -- Dresser-Rand Group Inc. ("Dresser-Rand" or "the Company") (NYSE: DRC), a global supplier of high-speed rotating equipment and service solutions, announced today that it has signed a Share Purchase Agreement ("SPA") to acquire Grupo Guascor S.L. ("GG") for an enterprise value of euro 500 million ($690 million) in a cash and stock transaction. The enterprise value includes the assumption of approximately euro 125 million ($172 million) in net debt. Some of the more significant terms of the proposed transaction are outlined below and will be further discussed on a conference call hosted by the Company on March 7, 2011. Closing of the transaction is currently planned to occur in the second quarter 2011 but is subject to various closing conditions, including receipt of a variety of regulatory approvals, licenses and clearances, which may not be satisfactorily obtained.

GG, a private company founded in 1966, is headquartered in Vitoria-Gasteiz, Spain. GG's estimated revenues and adjusted EBITDA for 2010 were approximately euro 311 million ($413 million) and euro 49 million ($65 million), respectively, and as of December 31, 2010, it held total assets of approximately euro 407 million ($545 million). GG is a leading supplier of diesel and gas engines providing customized energy solutions across worldwide energy infrastructure markets based upon reciprocating engine power systems technologies.  GG also has substantial experience in bio-energy and distributed generation applications.

"We are excited about our potential investment in Guascor and we believe this transaction can create significant and immediate value," said Vince Volpe, Dresser-Rand's President & CEO. "We view this as an outstanding strategic fit and a very compelling financial opportunity that we expect will benefit clients, stockholders and employees of both companies. A significant portion of the purchase price will be paid in Dresser-Rand stock. We intend to purchase an equivalent number of shares in a share repurchase program, thereby making this deal essentially a synthetic cash transaction. The proposed transaction is consistent with the objectives we outlined at our November 11, 2010, Investor / Analyst Day meeting."

"On a strategic level, we believe the gas and diesel engine technology is a good fit for both power generation and compressor drive applications in our traditional oil and gas markets," said Volpe. "Using the existing Dresser-Rand new units and aftermarket service channels, Guascor will use its technology to gain access to markets and geographies it previously did not serve. Similarly, by utilizing Guascor's existing market channels and overall project development expertise, the Dresser-Rand products presently being offered into the environmental space should increase significantly, particularly in power generation new unit and aftermarket sales opportunities."

"From a financial standpoint, the accelerated growth by combining technologies and market channels is expected to generate returns in excess of our cost of capital, with accretion of at least $0.05 and $0.40 per share in 2011 and 2012, respectively. Synergies are estimated to be approximately $30 million of operating income per year on a run rate basis in the third year following closing."

"Finally, from an operational standpoint, we have been very impressed with the business model that Joseba Grajales, Guascor's Chairman and principal owner, and his leadership team have built. It is very much in line with the flexible manufacturing strategy we have implemented at Dresser-Rand. Hence, we believe the integration of our two companies should go smoothly."

Mr. Grajales stated, "When we at Guascor looked at entering into a relationship with Dresser-Rand, it was clear that our companies' products, services and organizational skill sets were complementary and that our market strategies and business philosophies were consistent. On this basis, we are confident in the opportunity of our joint effort to create incremental value for both groups of stockholders. We are excited about the strategic value of the combined company which is why we've elected to take a significant amount of Dresser-Rand shares as part of the transaction consideration."

"Our belief in the future of energy needs for regions and nations require an integrated approach, like the one we are building, to create value from a solution of cooperation between businesses, governments and communities. We are committed to the development of technologies with converging strategies aimed towards a new energy approach to achieving environmentally sustainable offerings," said Grajales.

Share Purchase Agreement ("SPA")

Under the terms of the SPA, Dresser-Rand will acquire GG for an enterprise value of euro 500 million or approximately $690 million in a cash and stock transaction.  The enterprise value includes the assumption of approximately euro 125 million or $172 million in net debt. Dresser-Rand will pay the sellers cash of approximately $283 million and will issue approximately 5.0 million Dresser-Rand common shares. In accordance with the SPA, the number of shares issued was determined based on a volume weighted closing price of $46.75 per share for the 20 trading days prior to March 1, 2011. The closing is subject to closing conditions set forth in the SPA, which may not be satisfactorily obtained.

Financing Plan

Concurrent with this transaction, the Company's Board of Directors authorized a new stock repurchase program permitting for the repurchase of approximately 5.0 million of Dresser-Rand common shares. In addition, the Company intends to repurchase approximately $130 million of its common shares to complete its previously authorized $200 million share repurchase program.

Dresser-Rand intends to raise approximately $330 million of term loan financing, the proceeds of which, along with the use of cash-on-hand totaling approximately $335 million, will be used for the acquisition of GG and to fund the share repurchase programs. The term loan will allow for multiple draws to better match the timing of cash requirements. The Company also intends to increase the size of its revolving credit facility by $100 million to $600 million and extend the maturity to 2016.

Assuming successful completion of the GG acquisition, term loan and the share repurchase programs, on a pro forma basis as of December 31, 2010, Dresser-Rand's net debt to capital would have been approximately 42% and its net debt to adjusted EBITDA would have been 2.1x, with expectations of near term deleveraging based on the strong cash flow generation expected over the next three years.

Conference Call

The Company will provide more information on the potential acquisition at a conference call on Monday, March 7, 2011. A webcast presentation will be accessible live at 9:00 a.m. Eastern Time. You may access the live presentation at www.dresser-rand.com. Participants may also join the conference call by dialing (877) 303-3199 in the U.S. and (408) 427-3882 from outside the U.S. five to ten minutes prior to the scheduled start time.

A replay of the webcast will be available from 12:00 (noon) Eastern Time on March 7, 2011, through 11:59 p.m. Eastern Time on March 14, 2011. You may access the webcast replay at www.dresser-rand.com. A replay of the conference can be accessed by dialing (800) 642-1687 in the U.S. and (706) 645-9291 from outside the U.S. and referencing conference ID 49245005.

Non-GAAP Financial Measures

Investors are cautioned that references to net debt, adjusted EDITDA, net debt to capital and net debt to adjusted EBITDA of the Company and/or GG contained in this press release are not financial measures required by or presented in accordance with generally accepted accounting principles in the United States ("GAAP").  These terms should not be construed as an alternative to any other measures of performance determined in accordance with GAAP.  Non-GAAP financial measures as presented by the Company may not be comparable to similarly titled measures reported by other companies.

Adjusted EBITDA, as presented above, is a supplemental measure of performance that is not required by, or presented in accordance with GAAP. It is not a measurement of the Company's or GG's financial performance under GAAP and should not be considered as an alternative to net income (loss) or any other performance measures derived in accordance with GAAP or as alternatives to cash flows from operating activities as measures of liquidity.

Adjusted EBITDA is defined as net income (loss) before interest, taxes, depreciation and amortization less non-recurring and other adjustments and non-controlling interest. While adjusted EBITDA is frequently used as a measure of operations and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. The Company's has presented adjusted EBITDA above because the Company considers it an important supplemental measure of performance and believe it is frequently used by investors and other interested parties, as well as by the Company's management, in the evaluation of companies in the same industry as the Company, many of which present adjusted EBITDA when reporting their results. In addition, adjusted EBITDA provides additional information used by the Company's management and board of directors to facilitate internal comparisons to historical operating performance of prior periods. Further, the Company's management believes that the use of adjusted EBITDA facilitates their operating performance comparisons from period to period because it excludes potential differences caused by variations in capital structures (affecting interest expense), tax positions (such as impact of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense).

The Company cautions investors that amounts presented in accordance with the Company's definition of adjusted EBITDA may not be comparable to similar measures disclosed by other issuers, because not all issuers and analysts calculate this measure in the same manner.

EBITDA for GG has been prepared using data from GG's preliminary unaudited consolidated statement of income for the year ended December 31, 2010, which was prepared in accordance with generally accepted accounting principles in Spain ("Spanish GAAP"), adjusted to reflect the Company's estimates of the effect of certain differences between Spanish GAAP and GAAP, including adjustments to expense research and development costs that were capitalized by GG and to income tax expense for GG.  Amounts that were presented in Euros in GG's preliminary unaudited consolidated statement of income for the year ended December 31, 2010, have been converted to United States Dollars at an exchange rate of $1.328 per Euro, which represents an average of the closing monthly exchange rates reported by Bloomberg during 2010.

	For the year ended December 31, 2010
			Pro Forma
	Dresser-Rand	GG	Adjustments *	Pro Forma
(in millions)
Adjusted EBITDA	$ 300.9	$ 64.7	$ -	$ 365.6
Less:
Interest expense, net	33.0	16.3	14.9	64.2
Provision for income taxes	69.0	10.1	(10.8)	68.3
Depreciation and amortization	52.2	22.9	20.9	96.0
Non-recurring and other adjustments	-	(8.0)	-	(8.0)
Non-controlling interest	-	2.9	(3.0)	(0.1)

Net income	$ 146.7	$ 20.5	$ (22.1)	$ 145.1

* Pro forma adjustments for the acquisition, the share repurchase programs, and the financing transactions

Non-recurring and other adjustments reflected in EBITDA for GG presented above consist principally of the reversal of GG's out of period adjustments of warranty and other accruals.

Net debt is defined as total debt minus cash and cash equivalents. The Company's management views net debt, a non-GAAP financial measure, to be a useful measure of a company's ability to reduce debt, add to cash balances, pay dividends, repurchase stock, and fund investing and financing activities.  Net debt for GG has been prepared using data from GG's preliminary unaudited consolidated balance sheet as of October 31, 2010 and December 31, 2010, which was prepared in accordance with Spanish GAAP.  Amounts that were presented in Euros in GG's preliminary unaudited consolidated balance sheet as of December 31, 2010, have been converted to United States Dollars at an exchange rate of $1.338 per Euro, which represents the closing exchange rate reported by Bloomberg on December 31, 2010.

		December 31, 2010
October 31, 2010				Pro Forma
GG		GG	Dresser-Rand	Adjustments*	Pro Forma
	(in millions)
euro 164.9	Debt and capital lease obligations	$ 221.8	$ 370.0	$ 330.0	$ 921.8
3.0	Emission rights payable	4.1	-	-	4.1

	Less:
28.1	Cash and cash equivalents	43.2	420.8	(335.0)	129.0
13.6	Short-term investments	16.4	-	-	16.4
1.7	Receivable from owner	2.3	-	-	2.3

euro 124.5	Net debt	$ 164.0	$ (50.8)	$ 665.0	$ 778.2

* Pro forma adjustments for the acquisition, the share repurchase programs, and the financing transactions

About Dresser-Rand

Dresser-Rand is among the largest suppliers of rotating equipment solutions to the worldwide oil, gas, petrochemical, and process industries. The Company operates manufacturing facilities in the United States, France, United Kingdom, Germany, Norway, India, and China, and maintains a network of 39 service and support centers covering more than 140 countries.

Dresser-Rand has principal offices in Paris and Houston and reported revenues of approximately $2 billion in 2010. For more information, visit www.dresser-rand.com.

This news release contains forward-looking statements.  Forward-looking statements include, without limitation, the Company's plans, objectives, goals, strategies, future events, future bookings, revenues, or performance, capital expenditures, financing needs, plans, or intentions relating to acquisitions, business trends, executive compensation, and other information that is not historical information.  The words "anticipates," "believes," "expects," "intends," "appears," "outlook," and similar expressions identify such forward-looking statements.  Although the Company believes that such statements are based on reasonable assumptions, these forward-looking statements are subject to numerous factors, risks, and uncertainties that could cause actual outcomes and results to be materially different from those projected.  These factors, risks and uncertainties include, among others, the following: the possibility that the transaction will not close or that the closing may be delayed, including the potential inability to obtain regulatory approval for the transaction and inability of the parties to meet the closing conditions to the transaction; the anticipated synergies and benefits of the acquisition may not be achieved after closing; integration activities may be delayed, costly or be unable to be completed in a timely manner, if at all; differences in accounting standards and procedures used by the parties to the transaction; inability to obtain financing at favorable rates; inability to effect the repurchase program successfully, including within the proposed timing or at all; the uncertainty regarding the amount and timing of share repurchases and the source of funds for such purposes; potential for material weaknesses in its internal controls; economic or industry downturns; the variability of bookings due to volatile market conditions, subjectivity clients exercise in placing orders, and timing of large orders; volatility and disruption of the credit markets; its inability to generate cash and access capital on reasonable terms and conditions; its inability to implement its business strategy to increase aftermarket parts and services revenue; competition in its markets; failure to complete or achieve the expected benefits from any future acquisitions; economic, political, currency and other risks associated with international sales and operations; fluctuations in currencies and volatility in exchange rates; loss of senior management; environmental compliance costs and liabilities; failure to maintain safety performance acceptable to its clients; failure to negotiate new collective bargaining agreements; unexpected product claims and regulations; infringement on its intellectual property or infringement on others' intellectual property; difficulty in implementing an information management system; and the Company's brand name may be confused with others.  These and other risks are discussed in detail in the Company's filings with the Securities and Exchange Commission at www.sec.gov.  Actual results, performance, or achievements could differ materially from those expressed in, or implied by, the forward-looking statements.  The Company can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them does, what impact they will have on results of operations and financial condition.  The Company undertakes no obligation to update or revise forward-looking statements, which may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.  For information about Dresser-Rand, go to its website at www.dresser-rand.com.

DRC-FIN

CONTACT:  Investors, Blaise Derrico, Director Investor Relations of Dresser-Rand, +1-713-973-5497